UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2006, Applied Materials, Inc. (the “Company”) entered into a Master Confirmation and Supplemental Confirmation (collectively, the “Agreements”) with Goldman, Sachs & Co. relating to an accelerated stock buyback program. Under the Agreements, the Company has repurchased 145 million shares of the Company’s common stock from Goldman, Sachs & Co. for approximately $2.5 billion.

The terms of the Agreements include a two-way market purchase price adjustment based on the volume weighted average market trading price of the Company’s common stock over what is expected to be a four-month period. If the Company is obligated to make a purchase price adjustment payment to Goldman, Sachs & Co., the Company may elect to satisfy its obligation in cash or in shares of its common stock.

The repurchase was funded with the Company’s existing cash. The repurchased shares will be held as treasury stock, and the Company’s outstanding shares used to calculate earnings per share will be immediately reduced by the number of shares repurchased.

Goldman, Sachs & Co. and certain of its affiliates have provided, and in the future may provide, financial, advisory and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(b) The information set forth above in Item 1.01 regarding the Company’s undertaking of an accelerated stock buyback is incorporated into Item 2.03(b) by reference.

Item 7.01 Regulation FD Disclosure.

On September 18, 2006, the Company issued a press release, announcing, among other things, its repurchase of 145 million shares of its common stock pursuant to an accelerated stock buyback program and a new stock repurchase program authorizing up to $5.0 billion in repurchases over the next three years in open market or privately negotiated transactions, subject to market conditions. The text of the press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K, including the exhibit, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated September 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: September 18, 2006	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated September 18, 2006.